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                                                                    EXHIBIT 99.1



                        [NATURAL GAS SYSTEMS LETTERHEAD]



NEWS RELEASE

SEPTEMBER 7, 2004

NATURAL GAS SYSTEMS, INC. ANNOUNCES PROPERTY ACQUISITION AND APPROVAL FOR LISTING IN MERGENT MANUAL AND NEWS REPORTS(TM)

(Houston, Texas) NATURAL GAS SYSTEMS, INC. (OTC: NGSY) announced today the completion of the acquisition of 100% of the working interest in 129 wells and associated equipment and water disposal systems from a private seller. The assets acquired are located in central Louisiana and currently produce revenues, net of royalties, at the approximate annualized rate of $750,000 based on current oil prices. Forty of the wells are currently shut-in and believed to be capable of being returned to production following various repairs and maintenance.

Robert Herlin, President of Natural Gas Systems, stated "We are very pleased to close this transaction, the price for which was set early in 2004 based upon a much lower oil price. This property is an excellent fit with our strategy of acquiring and redeveloping established fields and is expected to be accretive to NGS in operating cash flows."

The Company has initiated a program of returning wells to production, increasing water disposal capacity to allow higher production rates, utilizing currently vented gas production to replace purchased power and other operational improvements. Operation of the property will be combined with the Company's nearby Delhi Field operations.

The Company further announced today that Mergent's Editorial Board has approved Natural Gas Systems for a listing in Mergent Manuals and News Reports(TM). The Company's corporate profile, published on August 27, 2004, includes descriptive text data as well as news and financial statements, and is accessible via Mergent's online and print products, says the Company's President, Robert Herlin.

As part of Mergent's listing services, the new description will be highlighted separately on www.mergent.com with an active hyperlink back to the Company's website.

The Mergent Industrial Manual and News Reports(TM) is a recognized securities manual in 38 states for purposes of Blue Sky Manual Exemption. First published in 1918, and formerly known as Moody's(TM) Manuals and News Reports, the publication was rebranded as Mergent Manuals and News Reports when Mergent, Inc. acquired Moody's(TM) Financial Information Services division in 1998. Natural Gas System's listing will aid the brokerage community in making a market for the Company's stock. However, it is recommended that brokers confirm with their compliance/legal department concerning "Blue Sky" laws in specific states and other regulatory laws that might affect them.

Natural Gas Systems, Inc. is a development stage company formed to acquire and develop oil and gas fields and apply both conventional and specialized technology to accelerate production and


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develop incremental reserves, particularly in low permeability reservoirs amenable to lateral drilling technology.

SAFE HARBOR STATEMENT

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of the company, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Other risk factors may include, but are not limited to, our ability to obtain financing on acceptable terms, or at all, a potential severe worldwide slowdown in the energy services sector, working capital constraints, completion of incremental purchases of properties, fluctuation in quarterly results due to the timing of acquisitions and resulting re-development and our capacity to effectively manage the new properties and complete re-development, continuing availability of additional opportunities, continued access to oil and natural gas markets at attractive prices, the continued availability and success of lateral drilling technology, and increased competition for the fields targeted by NGS. Further, the company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control, such as announcements by competitors and service providers.

For additional information contact:

Investor Contact:    John Liviakis, Liviakis Financial Communications, Inc.
                     (415)389-4670

Company Contacts:    Sterling McDonald, CFO
                     (713)935-0122